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                                                                EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated March 15,
1996 on our audit of the consolidated financial statements of GGP/Homart, Inc. as of December 31, 1995, and for the period from December 22, 1995 (Date of Acquisition) through December 31, 1995, appearing in the Annual
Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP


Chicago, Illinois
August 28, 1996